Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A of the Allianz Funds Multi-Strategy Trust of our report dated January 28, 2009 relating to the financial statements and financial highlights which appears in the November 30, 2008 Annual Report to Shareholders of Allianz Funds Multi-Strategy Trust, and our report dated May 27, 2008 relating to the financial statements and financial highlights for the Nicholas-Applegate International Growth Fund which appears in the March 31, 2008 Annual Report to Shareholders of Nicholas Applegate Institutional Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Experts”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, NY

March 31, 2009